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                                                                       EXHIBIT 1

                           THE TIMES MIRROR COMPANY



         Times Mirror is a media and information concern principally engaged in newspaper publishing, book, magazine and other publishing, and cable television. Times Mirror's newspaper publishing include the publication and sale of three metropolitan newspapers: the LOS ANGELES TIMES, NEWSDAY and THE BALTIMORE SUN NEWSPAPERS; four community newspapers: THE HARTFORD COURANT, THE MORNING CALL, THE (STAMFORD) ADVOCATE and the GREENWICH TIME and several daily and weekly newspapers. Through its subsidiaries, Times Mirror's publishing operations provides professional information to the legal, aviation, health science and consumer health markets. Books, journals and other material published by Times Mirror include Matthew Bender law books; Mosby-Year Book medical and health science books; CRC Press science and technical journals; Jeppesen Sanderson flight information and pilot training products; textbooks in medicine, science and mathematics, business and economics; the social sciences; technical and professional training materials; and art and illustrated works. Through Times Mirror Magazines, the Company also publishes a number of special interest and trade magazines such as FIELD & STREAM, POPULAR SCIENCE, OUTDOOR LIFE, GOLF MAGAZINE, HOME MECHANIX and SKI MAGAZINE.

         Times Mirror is subject to the reporting requirements of the Securities Exchange Act of 1934. In accordance therewith it files reports and other information with the Securities and Exchange Commission (the "SEC"), the New York Stock Exchange Inc. and the Pacific Stock Exchange, relating to its business and financial condition and other matters. Information, as of specified dates, concerning its directors and officers, their remuneration, options granted to them, the principal holders of Times Mirror's securities and any material interest of such persons in transactions with Times Mirror is disclosed in proxy statements distributed to Times Mirror's shareholders and filed with the SEC and the New York Stock Exchange, Inc. Such reports, proxy statements and other information should be available for inspection at the SEC's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained upon payment of the SEC's customary charges. Such material also should be available for inspection at the library of the New York Stock Exchange, Inc., 11 Wall Street, New York, New York.


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         The name, business address and principal occupation of each of Times
Mirror's directors and executive officers, as well as certain other persons who may be deemed to control Times Mirror are set forth below in Sections I and II of this Exhibit 1. All such persons are citizens of the United States. The business address of each of the executive officers of Times Mirror, except as stated below, is 220 West First Street, Los Angeles, California 90012. In addition to the directors and officers of Times Mirror, there are certain other persons known to the Company to beneficially own more than 5% of the outstanding shares of the equity securities of the Company and may be deemed to control Times Mirror. These persons are Chandler Trusts Nos. 1 and 2 (the "Chandler Trusts") and Chandis Securities Company (see Section III below).

         Neither Times Mirror nor any of its executive officers, directors or controlling persons has during the past 5 years been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or been a party to a civil proceeding resulting in a judgment, decree or final order enjoining such person from future violations of or prohibiting activities subject to federal or state securities laws or finding any violation of any such law by such person.

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I.  DIRECTORS OF THE TIMES MIRROR COMPANY


C. Michael Armstrong         Principal Occupation and Business Address:
                             Chairman of the Board and Chief Executive Officer,
                             Hughes Electronics Corporation, 7200 Hughes
                             Terrace, Westchester, California 90045, a designer and manufacturer of advanced electronic systems.

Gwendolyn Garland Babcock    Principal Occupation and Residence Address:
                             Private investor.  1575 Circle Drive, San Marino,
                             California 91108

Donald R. Beall              Principal Occupation and Business Address:
                             Chairman of the Board and Chief Executive Officer,
                             Rockwell International Corporation, 2201 Seal
                             Beach Boulevard, Seal Beach, California 90740, a diversified, high-technology company with leadership market positions in automaton, avionics, semiconductor systems, aerospace, defense electronics and automotive component systems

John E. Bryson               Principal Occupation and Business Address:
                             Chairman of the Board and Chief Executive Officer,
                             Edison International Company and its largest subsidiary, Southern California Edison Company,
                             2244 Walnut Grove Avenue, Rosemead, California
                             91770, a public utility

Bruce Chandler               Principal Occupation and Residence Address:
                             Private investor.  1600 South Bayfront, Balboa
                             Island, California 92662

Otis Chandler                Principal Occupation and Business Address:  Owner,
                             The Vintage Museum of Transportation and Wildlife,
                             1421 Emerson Avenue, Oxnard, California 93033, museum


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Robert F. Erburu             Retired, The Times Mirror Company

Clayton W. Frye, Jr.         Principal Occupation and Business Address:  Senior
                             Associate, Laurance S. Rockefeller, responsible for overseeing and directing Mr. Rockefeller's business, real estate and investment interests, 30
                             Rockefeller Plaza, Room 5600, New York, New York
                             10112,

Dr. Alfred E. Osborne, Jr.   Principal Occupation and Business Address:
                             Director, the Harold Price Center for
                             Entrepreneurial Studies and Associate Professor of
                             Business Economics, the Anderson School at the
                             University of California at Los Angeles, 405
                             Hilgard Avenue, Los Angeles, California 90095. Dr.
                             Osborne is also an independent general partner of Technology Funding Venture Partners, a company registered under the 1940 Investment Company Act

Joan A. Payden               Principal Occupation and Business Address:
                             Founder, President and Chief Executive Officer,
                             Payden & Rygel, 333 South Grand Avenue, Los
                             Angeles, California 90071, an investment management firm registered under the 1940
                             Investment Company Act which manages domestic and global fixed-income portfolios

William Stinehart, Jr.       Principal Occupation and Business Address:
                             Attorney-at-Law and Partner in the law firm of Gibson, Dunn & Crutcher, 333 South Grand Avenue,
                             Los Angeles, California 90071

Harold M. Williams           Principal Occupation and Business Address:
                             President and Chief Executive Officer, the J. Paul
                             Getty Trust,  1200 Getty Federal Drive, Los
                             Angeles, California 90049, a charitable trust devoted to the arts and humanities


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Warren B. Williamson         Principal Occupation and Business Address:
                             Chairman and Chief Executive Officer, Chandis Securities Company, 350 West Colorado Boulevard, Pasadena, California 91105, administrator of the Chandler Trusts; and, Chairman of the Board of Trustees of the Chandler Trusts

Dr. Edward Zapanta           Principal Occupation and Business Address:
                             Medical Doctor in private practice,  1605 South
                             Hope Street, Suite 100, South Pasadena, California
                             91030.  Dr. Zapanta is also Senior Medical
                             Director of HealthCare Partners Medical Group


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SECTION II.  OFFICERS OF THE TIMES MIRROR COMPANY

UNLESS OTHERWISE INDICATED, THE PRESENT PRINCIPAL BUSINESS ADDRESS FOR EACH OF THE FOLLOWING INDIVIDUALS IS AS FOLLOWS: C/O THE TIMES MIRROR COMPANY, 220 WEST FIRST STREET, LOS ANGELES, CALIFORNIA 90012.


Mark H. Willes               Chairman of the Board, President and Chief
                             Executive Officer

Richard T. Schlosberg III    Executive Vice President; Publisher and Chief
                             Executive Officer, the LOS ANGELES TIMES

Patrick A. Clifford          Senior Vice President; Chairman, Mosby-Year Book

James R. Simpson             Senior Vice President, Human Resources

E. Thomas Unterman           Senior Vice President and Chief Financial Officer

Donald F. Wright             Senior Vice President, Eastern Newspapers

Horst A. Bergmann            Vice President; President, Jeppesen Sanderson &
                             Co.; President, Times Mirror Training, Inc.

C. Shelby Coffey III         Vice President; Editor and Executive Vice
                             President, the LOS ANGELES TIMES

Kathryn M. Downing           Vice President; President, Matthew-Bender

Debra A. Gastler             Vice President, Taxes

Raymond A. Jansen            Vice President; Publisher, NEWSDAY

Mary E. Junck                Vice President; Publisher and Chief Executive
                             Officer, THE BALTIMORE SUN

Kathleen G. McGuinness       Vice President, Secretary and General Counsel


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Stephen C. Meier             Vice President, Public and Government Affairs

Roger H. Molvar              Vice President and Controller

Steven J. Schoch             Vice President and Treasurer

Michael E. Waller            Vice President; Publisher, THE HARTFORD COURANT

Efrem Zimbalist III          Vice President; President, Times Mirror Magazines


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III.  OTHER PERSONS DEEMED TO CONTROL TIMES MIRROR


          Chandis Securities Company is a California corporation ("Chandis Securities"), which administers the Chandler Trusts (defined below). Chandis Securities owns, as of January 30, 1997, 8,581,432 shares (13%) shares of Series A Common Stock of the Company; 9,656,432 shares (36%) of Series C Common Stock of the Company; and 380,792 shares (46.25%) of the Cumulative Redeemable Preferred Stock, Series A ("Series A Preferred Stock") of the Company, which is a nonvoting stock.

         The Chandler Trusts are comprised of two trusts, Chandler Trust No. 1 and Chandler Trust No. 2 (collectively, the "Chandler Trusts"). Chandler Trust No. 1 beneficially owns, as of January 30, 1997, 9,371,528 shares (14%) of the outstanding shares of Series A Common Stock of the Company; 9,371,528 shares (35%) of the outstanding shares of Series C Common Stock of the Company; and 391,525 shares (47.55%) of the Series A Preferred Stock of the Company. Chandler Trust No. 2 beneficially owns, as of January 30, 1997, 715,586 shares (1%) of the outstanding shares of Series A Common Stock of the Company; 1,729,286 shares (6%) of the outstanding shares of Series C Common Stock of the Company; and 51,071 shares (6.20%) of the Series A Preferred Stock of the Company. In addition, Chandler Trust No. 2 owns substantially all the outstanding stock of Chandis Securities. The amounts stated above as owned by the Chandler Trusts include the holdings of Chandis Securities Company.

         The Trustees of the Chandler Trusts include four of Times Mirror's directors: Gwendolyn Garland Babcock, Bruce Chandler, William Stinehart and Warren B. Williamson. The three other Trustees are Camilla Chandler Frost, Douglas Goodan and Judy C. Webb. The Trustees and other of their relatives are the beneficiaries of the Chandler Trusts. The Chandler Trusts, their Trustees and the general family group of which they are members may be deemed to be "parents" of Times Mirror within the meaning of the Securities Act of 1933, as amended. The name, address and principal occupation of each of the Trustees of the Chandler Trusts and each of the directors and officers of Chandis Securities Company and, where applicable, the name and address of the organization at which each such person carries on his or her principal occupation, are set forth below.

    Neither Chandis Securities, nor any of its executive officers, directors or controlling persons, nor the Chandler Trusts, nor any of its Trustees has during the past five (5) years been convicted in a criminal proceeding (excluding traffic


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violations or similar misdemeanors) or been a party to a civil proceeding resulting in a judgment, decree or final order enjoining such person from future violations of or prohibiting activities subject to federal or state securities laws or finding any violation of any such law by such person.


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DIRECTORS OF CHANDIS SECURITIES COMPANY


Gwendolyn Garland Babcock    Principal Occupation and Residence Address:
                             Private investor.  1575 Circle Drive, San Marino,
                             California 91108

Bruce Chandler               Principal Occupation and Residence Address:
                             Private investor.  1600 South Bayfront, Balboa
                             Island, California 92662

Camilla Chandler Frost       Principal Occupation and Business Address:
                             Secretary-Treasurer, Chandis Securities Company,
                             350 West Colorado Boulevard, Pasadena, California
                             91105

Douglas Goodan               Principal Occupation and Residence Address:
                             Private investor, 2550 Aberdeen Avenue, Los
                             Angeles, California 90027

Harry C. Kirkpatrick         Principal Occupation and Business Address:
                             Rancher, 9641 Spring Valley Road, Marysville,
                             California 95901.

William Stinehart, Jr.       Principal Occupation and Business Address:
                             Attorney-at-Law and Partner in the law firm of Gibson, Dunn & Crutcher, 333 South Grand Avenue,
                             Los Angeles, California 90071.

Judy C. Webb                 Principal Occupation and Residence Address:
                             Private investor, 19 Leeward Road, Belvedere,
                             California 94920

Warren B. Williamson         Principal Occupation and Business Address:
                             Chairman and Chief Executive Officer,
                             Chandis Securities Company, 350 West Colorado
                             Boulevard, Pasadena, California 91105,
                             administrator of the Chandler Trusts;
                             and, Chairman of the Board of Trustees of the Chandler Trusts


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OFFICERS OF CHANDIS SECURITIES COMPANY

UNLESS OTHERWISE INDICATED, THE PRINCIPAL BUSINESS ADDRESS FOR EACH OF THE
FOLLOWING INDIVIDUALS IS AS FOLLOWS:   C/O CHANDIS SECURITIES COMPANY, 350 WEST
COLORADO BOULEVARD, PASADENA, CALIFORNIA 91105


Warren B. Williamson         Chairman of the Board

Douglas Goodman              Vice President

Camilla Chandler Frost       Secretary-Treasurer




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TRUSTEES OF THE CHANDLER TRUSTS


Gwendolyn Garland Babcock    Principal Occupation and Residence Address:
                             Private investor.  1575 Circle Drive, San Marino,
                             California 91108

Bruce Chandler               Principal Occupation and Residence Address:
                             Private investor.  1600 South Bayfront, Balboa
                             Island, California 92662

Camilla Chandler Frost       Principal Occupation and Business Address:
                             Secretary-Treasurer, Chandis Securities Company,
                             350 West Colorado Boulevard, Pasadena, California
                             91105

Douglas Goodan               Principal Occupation and Residence Address:
                             Private investor, 2550 Aberdeen Avenue,
                             Los Angeles, California 90027

Judy C. Webb                 Principal Occupation and Residence Address:
                             Private investor, 19 Leeward Road, Belvedere,
                             California 94920

William Stinehart, Jr.       Principal Occupation and Business Address:
                             Attorney-at-Law and Partner in the law firm of Gibson, Dunn & Crutcher, 333 South
                             Grand Avenue, Los Angeles, California 90071.

Warren B. Williamson         Principal Occupation and Business Address:  Chair
                             man and Chief Executive Officer, Chandis
                             Securities Company, 350 West Colorado
                             Boulevard, Pasadena, California 91105,
                             administrator of the Chandler Trusts;
                             and, Chairman of the Board of Trustees of the Chandler Trusts



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                        THE TIMES MIRROR FOUNDATION


         The Times Mirror Foundation (the "Foundation") is a private, non-profit, philanthropic foundation. The business address for the Foundation is 220 West First Street, Los Angeles, California 90012. The principal occupations and the business or residence addresses of the directors and officers of the Foundation are shown below.

         Neither the Foundation nor any of its executive officers, directors or controlling persons has during the past five (5) years been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or been a party to a civil proceeding resulting in a judgment, decree or final order enjoining such person from future violations of or prohibiting activities subject to federal or state securities laws or finding any violation of any such law by such person.


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DIRECTORS OF THE TIMES MIRROR FOUNDATION


Horst A. Bergmann                 Principal Occupation and Business Address:
                                  Chairman, President and Chief Executive
                                  officer, Jeppesen Sanderson & Co., 55
                                  Inverness Drive East, Englewood, Colorado
                                  90112

C. Shelby Coffey, III             Principal Occupation and Business Address:
                                  Editor and Executive Vice president, the LOS
                                  ANGELES TIMES, c/o The Times Mirror Company,
                                  220 West First Street, Los Angeles, California
                                  90012

Mary E. Junck                     Principal Occupation and Business Address:
                                  Publisher and Chief Executive Officer, The
                                  Baltimore Sun Company, 501 North Calvert
                                  Street, Baltimore, Maryland 21278

David Laventhol                   Principal Occupation and Business Address:
                                  Editor-at-Large, The Times Mirror Company,
                                  220 West First Street, Los Angeles,
                                  California 90012

Stephen C. Meier                  Principal Occupation and Business Address:
                                  Vice President, Public and Government
                                  Affairs, The Times Mirror Company, 220 West
                                  First Street, Los Angeles, California 90012

Richard T. Schlosberg, III        Principal Occupation and Business Address:
                                  Publisher and Chief Executive Officer, the
                                  LOS ANGELES TIMES; Executive Vice President,
                                  The Times Mirror Company, 220 West First
                                  Street, Los Angeles, California 90012

James R. Simpson                  Principal Occupation and Business Address:
                                  Senior Vice President, Human Resources, The
                                  Times Mirror Company, 220 West First Street,
                                  Los Angeles, California 90012


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John Fox Sullivan                 Principal Occupation and Business Address:
                                  Publisher, President and Chief Executive
                                  Officer, THE NATIONAL JOURNAL

E. Thomas Unterman                Principal Occupation and Business Address:
                                  Senior Vice President and Chief Financial
                                  Officer, The Times Mirror Company, 220 West
                                  First Street, Los Angeles, California 90012

Mark H. Willes                    Principal Occupation and Business Address:
                                  Chairman, President and Chief Executive
                                  Officer, The Times Mirror Company, 220 West
                                  First Street, Los Angeles, California 90012

Donald F. Wright                  Principal Occupation and Business Address:
                                  Senior Vice President, The Times Mirror
                                  Company, 220 West First Street, Los Angeles,
                                  California 90012


                                       3
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OFFICERS OF THE TIMES MIRROR FOUNDATION

UNLESS OTHERWISE INDICATED, THE PRINCIPAL BUSINESS ADDRESS FOR EACH OF THE FOLLOWING INDIVIDUALS IS AS FOLLOWS: C/O THE TIMES MIRROR FOUNDATION, 220 WEST FIRST STREET, LOS ANGELES, CALIFORNIA 90012.


Mark H. Willes               Chairman of the Board

Richard T.Schlosberg III     Vice Chairman

Stephen C. Meier             President and Chief Executive Officer

Lisa Cleri Reale             Vice President

Steven J. Schoch             Treasurer and Chief Financial Officer

Kathleen G. McGuinness       Secretary

Paul J. Richardson           Assistant Secretary



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